UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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SCHEDULE 14A INFORMATION
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TEREX CORPORATION
(Name of Registrant as Specified in Its Charter)
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Commencing May 5, 2011, Terex Corporation sent the following communication to certain stockholders

*THIS IS A REMINDER*

YOU WERE PREVIOUSLY SENT PROXY SOLICITING INFORMATION PERTAINING TO THE TEREX CORPORATION ANNUAL MEETING OF STOCKHOLDERS. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT RECEIVED YOUR VOTING INSTRUCTION(S) ON THE MATTERS TO BE CONSIDERED AT THIS MEETING.

PROXYVOTE.COM

Terex Corporation would like to welcome you to attend its Annual Meeting of Stockholders held on May 12, 2011, at the Corporate Headquarters located at 200 Nyala Farm Road, Westport, Connecticut 06880 at 10:00 a.m. If you are unable to attend in person, please join us via the Internet. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/terex and be sure to have your 12 Digit Control Number to enter the meeting.

In conjunction with our meeting, we are also hosting a Stockholder Forum on compensation matters located through www.proxyvote.com or www.theinvestornetwork.com/forum/tex. This forum allows validated stockholders to submit questions ahead of the annual meeting, to the Company's Compensation Committee Chairperson and provide feedback on the Company's executive compensation program.

You elected to receive stockholder communications and submit voting instructions via the Internet. This e-mail notification contains information specific to your holding(s) in the security identified below. Please read the instructions carefully before proceeding.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

TEREX CORPORATION 2011 Annual Meeting of Stockholders.

MEETING DATE: May 12, 2011

RECORD DATE: March 18, 2011

CUSIP NUMBER: 880779103

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

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Internet voting is accepted up to 11:59 pm (ET) the day before the meeting/ cut off date.

Please refer to the proxy materials, available via the link(s) below, to confirm if a cut off date applies to this solicitation. In the event of a discrepancy between information contained in this e-mail and the proxy material, the proxy material will prevail.

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http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement
https://materials.proxyvote.com/Approved/880779/20110318/NPS_84859

Annual Report
https://materials.proxyvote.com/Approved/880779/20110318/AR_84352

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